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                                                                     EXHIBIT 5.2


                   [LETTERHEAD OF OSLER, HOSKIN & HARCOURT]


October 7, 1999

Newbridge Networks Corporation
600 March Road
Kanata, Ontario
Canada
K2K 2E6

Ladies and Gentlemen:

Re:    Registration Statement on Form S-4
       Offering of Common Shares for Proposed Merger with Stanford Telecommunications, Inc.
       ------------------------

In connection with the registration by you, Newbridge Networks Corporation (the "Corporation"), of an aggregate of 19,253,660 common shares of the Corporation with the Securities and Exchange Commission in the United States of America under the United States Securities Act of 1933 (the "Act") by a Registration Statement on Form S-4 (the "Registration Statement"), you have asked us to provide this opinion.

The common shares of the Corporation (the "Common Shares") registered by the Registration Statement are issuable in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary of the Corporation with Stanford Telecommunications, Inc. ("Stanford Telecom") pursuant to an Agreement and Plan of Merger dated June 22, 1999 as amended (the "Agreement and Plan of Merger") between the Corporation, Saturn Acquisition Corp. and Stanford Telecom. The Common Shares registered by the Registration Statement are comprised of:

     (a) shares (the "Exchanged Shares") issuable in exchange for common stock of Stanford Telecom pursuant to the Exchange Ratio (as defined in the Agreement and Plan of Merger) and pursuant the Contingent Value Formula (as defined in the Agreement and Plan of Merger and only to the extent that Common Shares are issued pursuant to the Contingent Value Formula at the time the Merger is consummated); and

     (b) shares (the "CVR Shares") that may be issuable pursuant to contingent value rights (the "Contingent Value Rights") that may be issuable in connection with the Merger.

We did not participate in the preparation of the Registration Statement or the Proxy Statement/Prospectus forming part of the Registration Statement.

We are solicitors qualified to practice law in the Province of Ontario, Canada and, accordingly, we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.
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                                      -2-

In connection with the opinion expressed in this opinion letter, we have considered such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of the articles and by-laws of the Corporation, and minutes of meetings of the directors and shareholders, as well as such statutes and officer's certificates necessary to enable us to express the opinion hereinafter set forth. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies. We have also assumed the legal capacity of all individuals.

The opinion expressed below is based upon the articles, by-laws and resolutions of the Corporation and applicable laws as they exist at the date of this letter.

On the basis of the foregoing, we are of the opinion that:

1. Upon issuance of the Exchanged Shares in accordance with the terms of the Agreement and Plan of Merger, the Exchanged Shares will have been duly authorized and validly issued and will be outstanding as fully paid and non-assessable; and

2. Upon maturity of the Contingent Value Rights and the issuance of the CVR Shares therefor, if any, in accordance with the terms of Contingent Value Rights, the CVR Shares will have been duly authorized and validly issued and will be outstanding as fully paid and non-assessable.

We hereby consent to the inclusion of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm name under the caption "Legal Matters" in the Proxy Statement/Prospectus. This consent is not and is not to be deemed an admission that we are persons whose consent is required by
Section 7 of the Act or the Rules and Regulations promulgated thereunder by the United States Securities and Exchange Commission.


Yours truly,


/s/ OSLER, HOSKIN & HARCOURT